Exhibit 10.2

AEROVIRONMENT, INC.

2021 EQUITY INCENTIVE PLAN

STOCK OPTION GRANT NOTICE AND
STOCK OPTION AGREEMENT

AeroVironment, Inc., a Delaware corporation (the “Company”), pursuant to its 2021 Equity Incentive Plan (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of the Company’s Stock set forth below (the “Option”). This Option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Participant:
Grant Date:
Exercise Price per Share:	$
Total Exercise Price:	$
Total Number of Shares Subject to the Option:
Expiration Date:

Type of Option:	☐ Incentive Stock Option	☐ Non-Qualified Stock Option

Vesting Schedule:	[To be specified in individual agreements]

ELECTRONIC Acceptance of Award:

By electronically accepting this Grant Notice and Stock Option Agreement by clicking on the Accept button box on the Grant Agreement page, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, each of which are posted on https://solium.com/, and has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. Participant further acknowledges that he or she has been provided with a copy or electronic access to a copy of the prospectus for the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Stock Option Agreement.

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (“Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, the Company has granted to Participant an Option under the Plan to purchase the number of shares of Stock indicated in the Grant Notice.

ARTICLE I

GENERAL

1.1               Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2               Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II

GRANT OF OPTION

2.1               Grant of Option. In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement. Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.

2.2               Exercise Price. The exercise price of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that if this Option is designated as an Incentive Stock Option, the price per share of the shares subject to the Option shall not be less than the greater of (i) 100% of the Fair Market Value of a share of Stock on the Grant Date, or (ii) 110% of the Fair Market Value of a share of Stock on the Grant Date in the case of a Participant then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code).

ARTICLE III

PERIOD OF EXERCISABILITY

3.1               Commencement of Exercisability.

(a)                Subject to Sections 3.3 and 5.7, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b)               No portion of the Option which has not become vested and exercisable at the date of Participant’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and Participant.

3.2              Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3.

3.3               Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)       The expiration of ten years from the Grant Date;

(b)       If this Option is designated as an Incentive Stock Option and Participant owned (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the expiration of five years from the date the Option was granted; or

(c)       Except as set forth in a written agreement with the Company, the expiration of three months following the date of Participant’s Termination of Service, unless such termination occurs by reason of Participant’s death, Disability or Participant’s discharge for Misconduct;

(d)      The expiration of one year following the date of Participant’s Termination of Service by reason of Participant’s death or Disability; or

(e)      The date of Participant’s Termination of Service by the Company or any Subsidiary by reason of Participant’s discharge for Misconduct.

Participant acknowledges that an Incentive Stock Option exercised more than three months after Participant’s termination of status as an Employee, other than by reason of death or Disability, will be taxed as a Non-Qualified Stock Option.

3.4              Special Tax Consequences. Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options, including the Option, are exercisable for the first time by Participant in any calendar year exceeds $100,000 (or such other limitation as imposed by Section 422(d) of the Code), the Option and such other options shall be treated as not qualifying under Section 422 of the Code but rather shall be considered Non-Qualified Stock Options. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.

ARTICLE IV

EXERCISE OF OPTION

4.1               Person Eligible to Exercise. Except as provided in Section 5.1, during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

4.2               Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3.

4.3               Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or the Secretary’s office of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3:

(a)               A written or electronic notice complying with the applicable rules established by the Committee stating that the Option or portion thereof is thereby exercised. Such notice shall be signed by Participant or such other person then entitled to exercise the Option or portion thereof that is being exercised; and

(b)               Subject to Sections 9.1 and 9.2 of the Plan, full payment for the shares with respect to which the Option or portion thereof is exercise, which payment may be made by Participant:

(i)              By cash or check made payable to the Company;

(ii)             With the consent of the Committee, by requesting that the Company withhold a net number of shares of Stock otherwise issuable upon exercise of the Option having a then current fair market value not exceeding the amount necessary to satisfy the aggregate payments required (and to the extent any tax withholding obligation is to be satisfied pursuant to this clause (ii), the number of shares of Stock withheld by the Company to satisfy such tax withholding obligation shall have a then current fair market value not exceeding the amount necessary to satisfy the tax withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes);

(iii)            With the consent of the Committee, by tendering vested shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a then current fair market value necessary to satisfy the aggregate payments required (and to the extent any tax withholding obligation is to be satisfied pursuant to this clause (iii), the number of vested shares of Stock tendered to satisfy such tax withholding obligation shall have a then current fair market value not exceeding the amount necessary to satisfy the tax withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes);

(iv)            Unless otherwise determined by the Committee, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided, that payment of such proceeds is made to the Company at such time as may be required by the Committee, but in any event not later than the settlement of such sale;

(v)             Other property acceptable to the Committee; or

(vi)             Subject to any applicable laws, any combination of the consideration provided in the foregoing paragraphs (i), (ii), (iii), (iv) and (v); and

(c)               Such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(d)               The receipt by the Company of full payment for any applicable tax withholding obligation in one of the forms of consideration permitted under Section 4.3(b), subject to Section 9.2 of the Plan; and

(e)               In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

4.4               Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any shares of Stock issuable upon the exercise of the Option prior to the fulfillment of all of the conditions set forth in Section 9.7 of the Plan.

4.5               Forfeiture and Claw-back Provisions. Participant acknowledges that this Option is subject to the provisions of Section 9.9 of the Plan.

4.6               Rights as Stockholder. Neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of Stock issuable hereunder unless and until certificates representing such shares (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant shall have all the rights of a stockholder of the Company, including with respect to the right to vote the shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the shares.

4.7              Adjustments. The Participant acknowledges that the Option, including the vesting of the Option and the number of shares of Stock subject to the Option, is subject to adjustment upon the occurrence of certain events as provided in Article 10 of the Plan.

4.8              Taxes. The Company and its Subsidiaries have the authority to deduct or withhold, or require Participant to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including Participant’s social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event arising from the vesting, exercise or settlement of the Option, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the Option. The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the Option to Participant or his or her legal representative unless and until Participant or his or her legal representative will have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant required to be withheld in connection with the vesting, exercise or settlement of the Option, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the Option.

ARTICLE V

OTHER PROVISIONS

5.1              Option Not Transferable. The Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying the Option have been issued, and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

5.2              Not a Contract of Employment or other Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an Employee or other service provider of the Company or any of its affiliates. Participant understands and agrees that this Option does not alter the at-will nature of his or her employment relationship with the Company and is not a promise of continued employment for the vesting period of the Option or any portion of it.

5.3              Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.

5.4              Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal executive offices, and any notice to be given to Participant shall be addressed to Participant at the most recent address in the Company’s personnel records. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 by written notice under this Section 5.4. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.5              Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.6              Construction. This Agreement shall be administered, interpreted and enforced under the laws of the State of California, without regard to conflicts of laws thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

5.7               Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.8              Amendments. Except as provided in the Plan, this Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Participant or such other person as may be permitted to exercise the Option pursuant to Section 4.1 and by a duly authorized representative of the Company.

5.9              Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

5.10            Entire Agreement. The Plan, the Grant Notice and this Agreement (including all exhibits hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

5.11            Tax Representations. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

5.12            Electronic Delivery and Acceptance. The Company may, in its sole discretion, deliver any documents related to the Grant Notice, this Agreement, the Plan or the Option by electronic means or request Participant’s consent to participate in the Plan or accept the Option by electronic means. Participant hereby consents to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line (and/or voice activated) system established and maintained by the Company or a third party vendor designated by the Company.

5.13            Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such shares or (b) within one year after the transfer of such shares to Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

5.14            Broker-Assisted Sales. In the event of any broker-assisted sale of shares of Stock in connection with the payment of the exercise price or tax withholding as provided in Section 4.3(b)(iii): (i) any shares of Stock to be sold through a broker-assisted sale will be sold on the day the exercise price is payable or the tax withholding obligation arises, or as soon thereafter as practicable; (ii) such shares of Stock may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (iii) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company and its Subsidiaries harmless from any losses, costs, damages, or expenses relating to any such sale; (iv) to the extent the proceeds of such sale exceed the applicable exercise price due or tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (v) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the exercise price or the applicable tax withholding obligation; and (vi) in the event the proceeds of such sale are insufficient to satisfy the exercise price or the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company or its Subsidiaries with respect to which the payment obligation arises, an amount sufficient to satisfy any remaining portion of the exercise price or the Company’s or the applicable Subsidiary’s withholding obligation.